UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 23, 2014

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On July 23, 2014, PTC Inc. (“PTC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aztec Acquisition Corporation, a wholly-owned subsidiary of PTC (“Merger Sub”), Axeda Corporation (“Axeda”), and Fortis Advisors LLC, as the Securityholder Representative, to acquire Axeda for approximately $170 million in cash, subject to adjustment as set forth in the Merger Agreement.  PTC expects to borrow $170 million under its existing credit facility to fund the acquisition.

The Merger Agreement has been approved by the boards of directors of PTC and Axeda.  At the closing of the transaction, Axeda will become a wholly-owned subsidiary of PTC.

The Merger Agreement contains customary representations, warranties and covenants of Axeda, PTC and Merger Sub, including, among others, covenants by Axeda to conduct its business in the ordinary course before the closing date of the Acquisition (the “Closing Date”) and not to solicit, initiate, entertain, or agree to any alternative third party acquisition proposal or to negotiate or engage with any third party about an alternative acquisition proposal.

Pursuant to the Merger Agreement, the acquisition is subject to customary conditions to closing, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Merger Agreement provides for PTC to be indemnified for losses resulting from breaches of Axeda’s representations, warranties and covenants, certain tax liabilities, and certain other matters.  The sum of $20 million of the purchase price has been placed in escrow as the exclusive source, subject to certain exceptions, for satisfaction of such losses as to which claims are made on or before 24 months after the Closing Date, subject to certain exceptions.

A copy of the Merger Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure.

The Axeda acquisition is expected to add $25 million to $30 million of revenue in FY'15. Axeda has approximately 160 employees, primarily located in the United States.

Forward Looking Statements and Risks

Statements in this report, including about the closing of the acquisition and our expectations regarding its financial impact are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially.  Such risks and uncertainties include the following: the transaction may not close on the timing we anticipate or at all,  we may not be able to generate the revenue we expect, we may be unable to operate the business to achieve the expected financial results, we may be unable to retain and maintain relationships with key employees and strategic partners of Axeda, as well as other risks and uncertainties described in reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

      (d) Exhibits.

10.1	Agreement and Plan of Merger dated as of July 23, 2014 by and among PTC Inc., Aztec Acquisition Corporation, Axeda Corporation, and Fortis Advisors LLC, as the Securityholder Representative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: July 23, 2014	By:	/s/ Aaron C. von Staats
Aaron C. von Staats
Corporate Vice President, General Counsel & Secretary